UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2017

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37352	32-0420206
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation)		Identification No.)

900 Third Avenue

New York, NY 10022-1010

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On June 30, 2017, certain subsidiaries of Virtu Financial, Inc. (the “Company”) closed the previously announced $1.15 billion first lien term loan (the “New Term Loan”). The New Term Loan is being issued to finance, in part, the Company’s pending acquisition (the “Acquisition”) of KCG Holdings, Inc. (NYSE: KCG)  (“KCG”) and to repay certain indebtedness of the Company and KCG.

The loans under the New Term Loan were issued in two tranches. The proceeds of the first tranche were issued to repay the outstanding principal amount, accrued and unpaid interest and other amounts outstanding under the Company’s existing credit facilities on the closing date of the New Term Loan; the proceeds of the second tranche were deposited into escrow pending closing of the Acquisition.

Forward-Looking Statements

This report contains forward-looking statements. These forward-looking statements are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, as well as uncertainties relating to the Acquisition. Any forward-looking statements in this report are based upon information available to the Company on the date of this report. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTU FINANCIAL, INC.

By:	/s/ Justin Waldie

Justin Waldie

Senior Vice President, Secretary and General Counsel

Date: June 30, 2017